                                   EXHIBIT D



                                    NOTICE


This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

R E P O R T   O F  C O N D I T I O N

Consolidating domestic subsidiaries of the

           WILMINGTON TRUST COMPANY             of           WILMINGTON
---------------------------------------------          -------------------------
                 Name of Bank                                   City

in the State of DELAWARE, at the close of business on September 30, 1998.
                --------


ASSETS
                                                                 Thousands of dollars
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coins......................     180,755
Interest-bearing balances................................................           0
Held-to-maturity securities..............................................     148,529
Available-for-sale securities............................................   1,216,482
Federal funds sold and securities purchased under agreements to resell...     203,500
Loans and lease financing receivables:
Loans and leases, net of unearned income............. 3,951,771
LESS:  Allowance for loan and lease losses...........    64,835
LESS:  Allocated transfer risk reserve...............         0
Loans and leases, net of unearned income, allowance, and reserve.........   3,886,936
Assets held in trading accounts..........................................           0
Premises and fixed assets (including capitalized leases).................     137,819
Other real estate owned..................................................       1,847
Investments in unconsolidated subsidiaries and associated companies......         997
Customers' liability to this bank on acceptances outstanding.............           0
Intangible assets........................................................       3,105
Other assets.............................................................      82,400
Total assets.............................................................   5,862,370

                                                          CONTINUED ON NEXT PAGE


LIABILITIES
Deposits:
In domestic offices................................................................................      4,338,785
                                     Noninterest-bearing...........   792,528
                                     Interest-bearing.............. 3,546,257
Federal funds purchased and Securities sold under agreements to repurchase.........................        249,670
Demand notes issued to the U.S. Treasury...........................................................         74,347
Trading liabilities (from Schedule RC-D)...........................................................              0
Other borrowed money:..............................................................................        ///////
                                      With original maturity of one year or less...................        576,507
                                      With original maturity of more than one year.................         43,000
Bank's liability on acceptances executed and outstanding...........................................              0
Subordinated notes and debentures..................................................................              0
Other liabilities (from Schedule RC-G).............................................................        104,687
Total liabilities..................................................................................      5,386,996


EQUITY CAPITAL

Perpetual preferred stock and related surplus......................................................              0
Common Stock.......................................................................................            500
Surplus (exclude all surplus related to preferred stock)...........................................         62,118
Undivided profits and capital reserves.............................................................        399,222
Net unrealized holding gains (losses) on available-for-sale securities.............................         13,534
Total equity capital...............................................................................        475,374
Total liabilities, limited-life preferred stock, and equity capital................................      5,862,370

                                       2